Registration No. 333-               , Filed              , 1996

    	      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
			                    Washington, D.C. 20549

                           				FORM S-8

                    			 REGISTRATION STATEMENT
				                             UNDER
		                    THE SECURITIES ACT OF 1933

                   			    3Com Corporation

         	(Exact name of registrant as specified in its charter)
	      California                              94-2605794
       (State or other jurisdiction      (I.R.S. employer identification no.)
     of incorporation or organization)

                  			   5400 Bayfront Plaza
		                  	Santa Clara, CA 95052-8145

	         (Address of principal executive offices)  (Zip code)

            		  3Com Corporation 1994 Stock Option Plan and
		               Certain Individual Employee Stock Options
		                  Assumed by 3Com Corporation and
		                 Granted by OnStream Networks, Inc.
    	      Under the OnStream Networks, Inc. 1990 Stock Option Plan
		                      	(Full title of the plan)

	                     		    Mark D. Michael
	               Vice President, Secretary and General Counsel
			                         3Com Corporation
			                        5400 Bayfront Plaza
	                     		Santa Clara, CA 95052-8145

               		  (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(408) 764-5000.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities
Act of 1933, as amended.





            		      CALCULATION OF REGISTRATION FEE


                            				     Proposed      Proposed
Title of                             maximum       maximum
securities              Amount       offering      aggregate      Amount of
to be                   to be        price per     offering       registration
registered (1)          registered   share (2)     price          fee


3Com Corporation 1994 Stock Option Plan
---------------------------------------
Common Stock            6,320,000    $67.75     $428,180,000.00   $129,751.39
Par value $0.01

Options Assumed by 3Com Corporation (OnStream Networks, Inc. 1990 Stock Option
Plan)
------------------------------------------------------------------------------
Common Stock              398,715    $ 1.41     $    562,188.15   $    170.36
Par value $0.01

TOTAL                   6,718,715               $428,742,188.15    $129,921.75

(1)     Includes options to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. With respect to the 3Com Corporation 1994 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on November 4, 1996, as reported on the National Association of Securities Dealers Automated Quotations System. With respect to options granted under the OnStream Networks, Inc. 1990 Stock Option Plan, the price is based on the weighted average exercise price.
	           	---------------------------------------------------
				                             PART II

            		INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

	3Com Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

	(a) The Company's latest annual report on Form 10-K filed with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

	(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on September 28, 1984, including any amendment or report filed for the purpose of updating such description.

	(d) The description of certain Common Stock Purchase Rights that may be transferred with the Company's Common
Stock, which description is contained in the Company's Registration Statement on Form 8-A filed which the Securities and Exchange Commission on September 22, 1989 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

	The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

	As of November 6, 1996 certain attorneys of Gray Cary Ware & Freidenrich, A Professional Corporation, which passed upon the validity of the shares of Common Stock to be offered hereunder, owned 1,233 shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

	Section 204 of the General Corporation Law of the State of California authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; directors continue to be subject to equitable remedies such as injunction or rescission. Under California law, a director also continues to be liable for: (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(3) illegal payments of dividends and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

	Section 317 of the General Corporation Law of the State of California makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.
A recent amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

	The Company has adopted provisions in its Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents, by bylaw, agreements or otherwise, to the full extent permitted by law.

Item 7. Exemption From Registration Claimed

	Inapplicable.

Item 8. Exhibits

	See Exhibit Index.

Item 9. Undertakings

	(a)     Rule 415 Offering

		The undersigned registrant hereby undertakes:

		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

			(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

			(iii)   To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) Filing incorporating subsequent Exchange Act documents by reference

		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h) Request for acceleration of effective date or filing of registration statement on Form S-8

		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    			     SIGNATURE

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 6, 1996.

		          3Com Corporation

       			  /s/ Mark D. Michael
		      By: __________________________________
			         Mark D. Michael, Vice President,
			         Secretary and General Counsel



                   			POWER OF ATTORNEY

	The officers and directors of 3Com Corporation whose signatures appear below, hereby constitute and appoint Christopher B. Paisley and Mark D. Michael, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 1996.


Signature                        Title




/s/ Eric A. Benhamou
Eric A. Benhamou                President, Chief Executive Officer and Chairman
                                of the Board (Principal Executive Officer)

/s/ Christopher B. Paisley
Christopher B. Paisley          Senior Vice President, Finance and Chief
				                            Financial Officer (Principal Financial and
				                            Accounting Officer)

/s/ James L. Barksdale
James L. Barksdale              Director


/s/ Gordon A. Campbell
Gordon A. Campbell              Director


/s/ David W. Dorman
David W. Dorman                 Director


/s/ Jean-Louis Gassee
Jean-Louis Gassee               Director


/s/ Stephen C. Johnson
Stephen C. Johnson              Director


/s/ Philip C. Kantz
Philip C. Kantz                 Director


/s/ William F. Zuendt
William F. Zuendt              Director


			     EXHIBIT INDEX


4.1     Amended and Restated
Articles of Incorporation are
incorporated by reference to
Exhibit 19.1 to the Company's
Form 10-Q filed with the
Securities and Exchange
Commission on January 2, 1991
(File No. 0-12867)



4.2     Certificate of
Amendment of the Amended and
Restated Articles of
Incorporation is incorporated by
reference to Exhibit 3.2 to the
Company's Form 10-K filed with
the Securities and Exchange
Commission on August 31, 1994
(File No. 0-12867)



4.3     Certificate of
Amendment of the Amended and
Restated Articles of
Incorporation is incorporated by
reference to Exhibit 4.1 to the
Company's Form S-8 filed with
the Securities and Exchange
Commission on October 19, 1995
(File No. 33-63547)



4.4     Certificate of
Amendment of the Amended and
Restated Articles of
Incorporation dated October 4,
1996



4.5     Bylaws of the Company,
as amended and restated, are
incorporated by reference to
Exhibit 4.2 to the Company's
registration statement on Form
S-8 filed with the Securities
and Exchange Commission on
November 24, 1993 (File No.
33-72158)



4.6     Amended and Restated
Rights Agreement is incorporated
by reference to Exhibit 10.27 to
the Company's Form 10-Q filed
with the Securities and Exchange
Commission on January 13, 1995
(File No. 0-12867)



4.7     Agreement and Plan of
Reorganization, dated October 5,
1996, by and among the Company,
OnStream Acquisition Corporation
and OnStream Networks, Inc. is
incorporated by reference to
Exhibit 2.1 to the Company's
Form S-4 filed with the
Securities and Exchange
Commission, effective October
21, 1996 (File No. 333-13993)



5       Opinion re legality


23.1    Consent of Counsel (included in Exhibit 5)



23.2    Consent of Deloitte & Touche LLP



23.3    Consent of KPMG Peat Marwick LLP


23.4    Consent of Price Waterhouse LLP


24 Power of Attorney (included in signature pages to this registration statement)




                       			     EXHIBIT 4.4

                 		      CERTIFICATE OF AMENDMENT
  		                    OF THE AMENDED AND RESTATED
		                       ARTICLES OF INCORPORATION
			   	                             OF
			                          3COM CORPORATION

	The undersigned, Mark D. Michael, hereby certifies that:

	1.      He is both a duly elected and acting Vice President

and the duly elected and acting Secretary of 3Com Corporation,

a California corporation (the Corporation).

	2.      Article III of the amended and Restated Articles of

Incorporation of the Corporation is hereby amended to read in full as follows:

                      			    "ARTICLE III
			                             	STOCK

	This corporation is authorized to issue two classes of shares, designated respectively Common Stock and Preferred Stock. Upon amendment of this Article to read as herein set forth, the number of shares of Common Stock which this corporation is authorized to issue is 400,000,000 and the number of shares of Preferred Stock which this corporation is authorized to issue is 3,000,000. All the authorized shares of Common Stock shall have a par value of $0.01.

	The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to determine the designation of any series, to fix the number of shares of any series, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

	3.      The foregoing amendment of the Amended and Restated

Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

	4.      The foregoing amendment of the Amended and Restated

Articles of Incorporation has been duly approved by the

required vote of the shareholders of the Corporation in

accordance with Section 902 and 903 of the California

Corporations Code.

	The total number of outstanding shares of the Corporation entitled to vote with respect to the foregoing amendment was 169,570,302 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being more than a majority of the outstanding shares of Common Stock.


	Executed at Santa Clara, California, on the 4th day of October 1996.


			       /s/ Mark D. Michael

			       _________________________________
			       Mark D. Michael, Vice President and
			       Secretary


	The undersigned declares under penalty of perjury that

the matters set forth in the foregoing certificate are true

and correct of his own knowledge.

	Executed at Santa Clara, California, on the 4th day of October 1996.


			       /s/ Mark D. Michael

			       __________________________________
			       Mark D. Michael, Vice President and
			       Secretary



Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699

http://www.gcwf.com


                                               							   EXHIBIT 5
							                                                  Our File No.
							                                                  1200217-901600



                    			      November 7, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

	As legal counsel for 3Com Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 6,718,715 shares of the Common Stock, par value $0.01, of the Company which may be issued pursuant to the exercise of options granted under the 3Com Corporation 1994 Stock Option Plan (the "3Com Plan") and individual stock option agreements granted under the OnStream Networks, Inc. 1990 Stock Option Plan and assumed by the Company (the "OnStream Options"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

	We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, and the federal law of the United States. Based on such examination, we are of the opinion that the 6,718,715 shares of Common Stock which may be issued upon the exercise of options pursuant to the 3Com Plan and the exercise of the OnStream Options are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the 3Com Plan and the OnStream Options, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

				       Respectfully submitted,

				       /s/ Gray Cary Ware & Freidenrich

				       GRAY CARY WARE & FREIDENRICH
				       A Professional Corporation


                         			      EXHIBIT 23.2

                 		      CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our reports dated June 24, 1996 and August 22, 1996 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996.



/s/ Deloitte & Touche LLP

San Jose, California
November 6, 1996


                        			      EXHIBIT 23.3

          	   INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT


The Board of Directors
Primary Access Corporation:


We consent to the incorporation by reference in this Registration Statement on Form S-8 of 3Com Corporation of our report dated November 5, 1993, relating to the statements of operations, stockholders' equity and cash flows of Primary Access Corporation for the fifty-three weeks ended October 3, 1993 and of our report on financial statement schedule dated August 22, 1996, which reports appear in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996.



                                    				   /s/ KPMG Peat Marwick LLP

San Diego, California
November 6, 1996


                             			 EXHIBIT 23.4

              	      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 3Com Corporation of our report dated February 7, 1995 relating to the financial statements of Chipcom Corporation as of December 31, 1994 and for each of the two years in the period then ended, appearing on page 32 of 3Com Corporation's Annual Report on Form 10-K for the year ended May 31, 1996. We also consent to the application of such report to the Financial Statement Schedule of Chipcom Corporation for the years ended December 31, 1994 and 1993 when such schedule is read in conjunction with the financial statements referred to in our report.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Boston, Massachusetts
November 6, 1996